Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AmTec, Inc. on Form S-3 of our report dated June 29, 1999, appearing in the Annual Report on Form 10-K of AmTec, Inc. for the year ended March 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
New York, NY
August 6, 1999